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                                                                                    EXHIBIT 99


                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (Unaudited)
                                                                                Twelve Months Ended
                                                                                   June 30, 2004
                                                                                -------------------
                                                                               (millions of dollars,
                                                                                 except per share
                                                                                     amounts)

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Operating revenues........................................................            $ 8,928

Costs and expenses:
  Cost of energy sold and delivery fees...................................              3,784
  Operating costs.........................................................              1,420
  Depreciation and amortization...........................................                740
  Selling, general and administrative expenses............................                983
  Franchise and revenue-based taxes.......................................                373
  Other income............................................................                (56)
  Other deductions........................................................                476
  Interest income.........................................................                (27)
  Interest expense and related charges....................................                739
                                                                                      -------
     Total costs and expenses.............................................              8,432
                                                                                      -------

Income from continuing operations before income taxes and extraordinary gain              496

Income tax expense........................................................                 84
                                                                                      -------

Income from continuing operations before extraordinary gain...............                412

Income from discontinued operations, net of tax effect....................                435

Extraordinary gain, net of tax............................................                 16
                                                                                      -------

Net income................................................................            $   863

Exchangeable preferred membership interest buyback premium................                849

Preference stock dividends................................................                 22
                                                                                      -------

Net loss available for common stock.......................................            $    (8)

Average shares of common stock outstanding (millions):
   Basic..................................................................                322
   Diluted................................................................                369

Per share of common stock - Basic:
   Income from continuing operations before extraordinary gain............            $  1.28
   Income from discontinued operations, net of tax benefit................               1.35
   Extraordinary gain, net of tax.........................................               0.05
   Exchangeable preferred membership interest buyback premium.............              (2.64)
   Preference stock dividend..............................................              (0.06)
   Net income available for common stock..................................              (0.02)

Per share of common stock - Diluted:
   Income from continuing operations before extraordinary gain............            $  1.24
   Income from discontinued operations, net of tax benefit................               1.18
   Extraordinary gain, net of tax.........................................               0.04
   Exchangeable preferred membership interest buyback premium.............              (2.30)
   Preference stock dividend..............................................              (0.06)
   Net income available for common stock..................................               0.10

Dividends declared........................................................            $  0.50

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